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                                                               Exhibit 99(d)(1)

                             JOINT FILING AGREEMENT



         Viad Corp and Pine Valley Acquisition Corporation (the "Filing Persons"), hereby agree to file jointly Schedule 13D and any amendments thereto relating to the aggregate ownership by each of the Filing Persons of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by Rule 13d-1 and Rule 13d-2 promulgated under the Securities Exchange Act of 1934. Each of the Filing Persons agrees that the information set forth in such Schedule 13D and any amendments thereto with respect to such Filing Person will be true, complete and correct as of the date of such Schedule 13D or such amendment, to the best of such Filing Person's knowledge and belief, after reasonably inquiry. Each of the Filing Persons makes no representations as to the accuracy or adequacy of the information set forth in the Schedule 13D or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall promptly notify the other Filing Persons if any of the information set forth in the Schedule 13D or any amendments thereto shall become inaccurate in any material respect or if said person learns of information that would require an amendment to the
Schedule 13D.

         IN WITNESS WHEREOF, the undersigned have set their hands this 10th day of June, 1998.



                                             VIAD CORP



                                                  /s/Scott E. Sayre
                                             By:_______________________________
                                                  Scott E. Sayre

                                             Its: Secretary

                                                            June 10, 1998
                                                       Date:___________________



                                             PINE VALLEY ACQUISITION CORPORATION


                                                   /s/Scott E. Sayre
                                             By:_______________________________
                                                  Scott E. Sayre

                                             Its: Secretary

                                                              June 10, 1998
                                                       Date:___________________